UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 30, 2020

Bioethics, Ltd.

(Exact name of Registrant as specified in its charter)

Nevada	333-55254-41	87-045312
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1661 Lakeview Circle, Ogden, UT, 84403

 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 801-399-3632

N/A

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company o

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. o

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Execution of Agreement and Plan of Merger – XCR Diagnostics, Inc.

On November 30, 2020, Bioethics, Ltd. (the “Company”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with XCR Diagnostics, Inc. (“XCR”) to, subject to a number of conditions, acquire 100% of the ownership of XCR for consideration of (1) approximately 38,843,906 shares of the Company’s unregistered common stock, and (2) options to purchase approximately 7,500,000 shares of the Company’s unregistered common stock at various exercise prices.

There will be many conditions to closing of the Merger Agreement, many of which are outside of the parties’ control and we cannot predict whether these conditions will be satisfied. There are no assurances when or if closing of the merger as set out in the Merger Agreement will occur.

Closing of the acquisition of XCR is subject to a number of conditions, including but not limited to approval of the Company’s stockholders, providing required stockholder information and notice, the completion, filing and clearance of all necessary state and securities filings. The parties must also create and execute several exhibits and schedules, including formation of a merger subsidiary, Certificate of Merger, Articles of Merger and Disclosure Schedules for both the Company and XCR. The Merger Agreement requires that the Company raise $300,000. If the $300,000 is not raised within 90 days from the closing of the Merger, XCR may rescind this Agreement in its sole discretion.

The foregoing description of the Merger Agreement and its exhibits and schedules does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, attached as Exhibit 10.13 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Any equity securities that may be issued in the Company’s capital raise to complete the Merger Agreement or fulfill the obligations stemming from it will not be registered at the time of issuance under the Securities Act of 1933, as amended, or applicable state laws and may not be offered or sold in the United States absent registration or an available exemption under applicable federal and state securities laws. The disclosures in this Form 8-K regarding the Company’s capital raise to finance the promissory note or any portion of the Merger Agreement are being made pursuant to Rule 135c under the Securities Act of 1933. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or XCR.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.13Agreement and Plan of Merger between Bioethics, Ltd. and XCR Diagnostics, Inc.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 1, 2020Bioethics, Ltd

/s/ Mark Scharmann

Mark Scharmann

Chief Executive Officer